UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of The Charles Schwab Corporation (“CSC”) was held on May 17, 2012.

(b)	All nominees for election as a director were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposals for ratification of CSC’s independent auditors and for the advisory vote on executive compensation were approved. The proposal to amend CSC’s Fifth Restated Certificate of Incorporation and Fourth Restated Bylaws to declassify the board required the affirmative vote of 80% of total outstanding shares of CSC’s common stock and was not approved. The stockholder proposal regarding political contributions was not approved. The stockholder proposal regarding proxy access required the affirmative vote of 80% of total outstanding shares of CSC’s common stock and was not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Nancy H. Bechtle	1,051,304,238	21,959,738	835,437	101,493,076
	(b) Walter W. Bettinger II	1,061,707,883	11,581,329	810,201	101,493,076
	(c) C. Preston Butcher	1,061,306,098	11,799,241	994,074	101,493,076

2	Ratification of Independent Auditors	1,159,917,441	13,994,251	1,680,797	—

3	Advisory Approval of Named Executive Officer Compensation	1,038,754,812	27,930,393	7,414,208	101,493,076

4	Amendments to Certificate of Incorporation and Bylaws to Declassify the Board	873,939,742	198,423,146	1,734,556	101,495,045

5	Stockholder Proposal on Political Contributions	212,563,273	691,897,261	169,637,729	101,494,226

6	Stockholder Proposal to Amend Bylaws Regarding Proxy Access	331,653,174	739,868,935	2,576,154	101,494,226

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 22, 2012	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto Executive Vice President and Chief Financial Officer